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                                      20


                                                                     EXHIBIT 11

                      COMPUTATION OF EARNINGS PER SHARE
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)


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                                                            FOR THE THREE MONTHS            FOR THE NINE MONTHS
                                                             ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,

                                                             1996          1995             1996         1995
                                                         --------------------------      ------------------------
PRIMARY EARNINGS PER SHARE
Earnings available for common shares and common stock
  equivalent shares deemed to have a dilutive effect:
  Earnings from operations............................     $     7,290   $    12,666      $    30,517   $    32,727
  Provision for cash dividends on preferred
   stock (Series B)...................................          (1,046)       (1,104)          (3,167)       (3,460)
                                                           --------------------------------------------------------
                                                           --------------------------------------------------------
Net earnings available for common shares
  and common stock equivalent shares deemed
  to have a dilutive effect...........................     $     6,244   $    11,562      $    27,350   $    29,267
                                                           --------------------------------------------------------
                                                           --------------------------------------------------------

Primary earnings per share............................     $      0.49   $      0.82      $      2.06   $      2.06
                                                           --------------------------------------------------------

SHARES USED IN COMPUTATION
Weighted average common shares outstanding
  (net of treasury shares)............................      12,578,410    14,008,042       13,081,118    14,046,134
Common stock equivalents..............................         171,508       165,075          178,983       150,611
                                                           --------------------------------------------------------

Total common shares and common stock
  equivalent shares deemed to have a dilutive
  effect..............................................      12,749,918    14,173,117       13,260,101    14,196,745
                                                           --------------------------------------------------------

FULLY DILUTED EARNINGS PER SHARE
Earnings available for common shares and
  common stock equivalent shares deemed
  to have a dilutive effect:
  Earnings from operations............................           7,290        12,666           30,517        32,727
  Provision for cash dividends on preferred
  stock (Series B)....................................          (1,046)
                                                           --------------------------------------------------------
                                                           --------------------------------------------------------
Net earnings available for common shares
  and common stock equivalent shares deemed
  to have a dilutive effect...........................           6,244        12,666           30,517        32,727
                                                           --------------------------------------------------------
                                                           --------------------------------------------------------

Fully diluted earnings per share......................     $      0.49   $      0.78      $      2.00   $      2.00
                                                           --------------------------------------------------------

SHARES USED IN COMPUTATION
Total common shares and common stock
   equivalent shares deemed to have a dilutive
   effect.............................................      12,749,918    14,173,117        13,260,101   14,196,745
Additional potentially dilutive securities
   (equivalent in common stock):
     Convertible preferred stock (Series B)...........          --         2,087,742         1,954,395    2,156,511
     Stock options....................................          14,083        15,111            12,073       32,568
                                                           --------------------------------------------------------
                                                           --------------------------------------------------------
        Total.........................................      12,764,001    16,275,970        15,226,569   16,385,824
                                                           --------------------------------------------------------
                                                           --------------------------------------------------------

SUMMARY OF CASH DIVIDENDS DECLARED PER SHARE
Preferred-Series B....................................             .42           .42              1.27         1.27
Common................................................             .30           .28               .90          .84

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